                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [  ]

     Check the appropriate box:
     [  ] Preliminary Proxy Statement         [  ] Confidential, for Use of the
     [  ] Definitive Proxy Statement               CommissionOnly (as permitted
     [X]  Definitive Additional Materials           by Rule 14a-6(e)(2))
     [  ] Soliciting Material Pursuant to
          Rule 14a-11(c) or Rule 14a-12

                        INTEGRATED CIRCUIT SYSTEMS, INC.
______________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:

______________________________________________________________________________
      (2) Aggregate number of securities to which transaction applies:

______________________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________
      (4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________
      (5) Total fee paid:

______________________________________________________________________________
     [  ] Fee paid previously with preliminary materials.

______________________________________________________________________________

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

______________________________________________________________________________
      (2) Form, Schedule or Registration Statement No.:

_______________________________________________________________________________
      (3) Filing Party:

______________________________________________________________________________
      (4) Date Filed:

______________________________________________________________________________

FOR IMMEDIATE RELEASE


             INTEGRATED CIRCUIT SYSTEMS ANNOUNCES POSTPONEMENT OF
                      ANNUAL MEETING TO JANUARY 25, 1999


Valley Forge, PA- December 29, 1998 Integrated Circuit Systems Inc. (NASDAQ:
ICST) announced today that it has postponed the Company's Annual Meeting until January 25, 1999. The Annual Meeting was originally scheduled for December 30, 1998. In consideration for the postponement, Dr. Prodromou has agreed to dismiss the litigation he filed on December 24, 1998, in the Court of Common Pleas for Montgomery County, Pennsylvania, which sought to preliminarily enjoin the December 30 Annual Meeting. ICS has also agreed to provide Dr. Prodromou the list of ICS shareholders.

The Company stated, "Despite our belief that Dr. Prodromou's lawsuit has no merit, this postponement will avoid the unnecessary waste of time and resources involved in fighting this litigation. We look forward to the rescheduled Annual Meeting at which time our shareholders will have a clear choice between the management's nominees to the Board and Dr. Prodromou's nominees."

The ICS by-laws provide that any shareholder desiring to nominate candidates for election as directors at a shareholders meeting must provide certain information to the Company at least 50 days and not more than 75 days prior to the date of the meeting. Given that the Annual Meeting is now scheduled for January 25, 1999, Dr. Prodromou's dissident director nominees are now entitled to stand for election at the Annual Meeting.

As previously announced on December 24, 1998, Institutional Shareholder Services Inc. (ISS), the nation's leading institutional shareholder advisory firm, recommended that ICS shareholders vote FOR management's director nominees on the WHITE proxy card at ICS' Annual Meeting.

Integrated Circuit Systems Inc. is a manufacturer of integrated circuit products focusing on the design and marketing of mixed signal integrated circuits for frequency timing, multimedia and data communications applications. The Company is headquartered in Valley Forge, Pennsylvania with a major facility in San Jose, California.

                                     # # #

Contacts:

Dan Katcher / Matt Sherman                               Arthur Crozier
Abernathy MacGregor Frank                                Innisfree M&A
212-371-5999                                             212-750-5833